                 LETCHWORTH INDEPENDENT BANCSHARES CORPORATION
                 ---------------------------------------------
                       COMPUTATION OF EARNINGS PER SHARE
                       ---------------------------------

                                 June 30, 1998
                                 -------------

Exhibit 11:

                                                                Three Months Ended       Six Months Ended
                                                                     June 30,                June 30,
                                                                       1998                    1998
           Income  available to common shareholders                  $  773,883             $1,574,159

           BASIC EARNINGS PER SHARE
            Weighted average shares outstanding                        3,289,564              3,287,355

            Basic earnings per share                                  $     0.24             $     0.48
                                                              ---------------------   --------------------

           DILUTED EARNINGS PER SHARE
            Weighted average shares outstanding                        3,289,564              3,287,355
            Dilitive effect of:
              Stock options                                               94,603                 99,379
            Adjusted weighted average shares
                   outstanding                                         3,384,167              3,386,832
            Diluted earnings per share                                $     0.23             $     0.46
                                                              ---------------------   --------------------

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